Exhibit 10.2

                            CONSULTING AGREEMENT WITH
                              NEXUS SOLUTIONS, INC.

                          Consulting Services Agreement


   This Consulting Services Agreement ("Agreement") is entered this 6th day of June 2004 ("Effective Date") by and between


                              NEXUS SOLUTIONS, INC.

("Consultant, and

                               ETOTALSOURCE, Inc.

("Client"), a U.S. Corporation, with reference to the following:


                                    RECITALS

     A. Client desires to be assured of the services of Consultant in order to avail itself of Consultant's experience, skills, knowledge, abilities and background in the field of voice actuated computer technology. Client is therefore willing to engage Consultant upon the terms and conditions set forth herein.

     C. Consultant agrees to be engaged and retained by Client upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. ENGAGEMENT. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a strategic consultant to the Client and to render such advice, consultation, information and services to the Client regarding voice actuated computer technology and it applications to Client's products.

2. TERM. The term of this Agreement ("Term") shall commence on the date hereof and continue for a period of six (6) months.

3. COMPENSATION. In connection with the appointment of Consultant hereunder and as consideration for Consultant entering into this Agreement, Client and Consultant agree that for such services an advance fee of Two Hundred Fifty

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Thousand (250,000) shares of unrestricted  eTotalSource,  Inc., common stock, to be issued to Harp Didier for the benefit of the Hilburn Family Trust, said stock to be paid in two installments, the first on June 7, 2004 in the sum of One Hundred Fifty Thousand Shares and the second on or before June 30, 2004 for One hundred Thousand Shares. No additional compensation will be paid for services rendered under this agreement.

4. EXCLUSIVITY; PERFORMANCE; CONFIDENTIALITY. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Client and Consultant acknowledge and agree that confidential and valuable information proprietary to either one party and obtained during its business relationship with either one party, shall not be, directly or indirectly, disclosed without the prior express written consent of the other party, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided to either one party by the other shall be clearly and conspicuously marked with the word "Confidential." Consultant may disclose Client's confidential information pursuant to applicable laws or regulations, provided that Consultant may disclose only information required for services and performances hereunder.

5. INDEPENDENT CONTRACTOR. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and shall not be subject to the control or supervision of Client. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner, unless otherwise mutually agreed.

6. INDEMNIFICATION AND REPRESENTATION. Client agrees to save harmless, indemnify and defend Consultant, its agents and employees from and against any cost, loss, damage, liability, judgment and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Consultant under this Agreement. Client hereby represents and warrants to Consultant that it is duly organized and in good standing under State Law and under Federal Law, is current in its filings and disclosures with the appropriate regulatory bodies and has all requisite power and authority to carry on business as now conducted and as contemplated herein.

7. MISCELLANEOUS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. This agreement may, if required, be signed in counterparts, or by facsimile. Neither party assumes any responsibilities or obligation whatsoever, other than the responsibilities and obligations expressly set forth in this Agreement or a separate written

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agreement between Client and Consultant. In the event of a conflict between this
Agreement and any future agreements executed in connection herewith, the provisions of this Agreement shall generally prevail. It is acknowledged and agreed by Client and Consultant that should any provision of this Agreement be declared or be determined to be illegal or invalid by final determination of any court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.



NEXUS SOLUTIONS, INC.

Signature:        /s/Urban J. Didier
                  _____________________________________

Name:             Urban J. Didier
                  _____________________________________

Title:            President
                  _____________________________________




ETOTALSOURCE, INC.


Signature:        /s/Michael J. Sullinger
                  _____________________________________

Name:             Michael J. Sullinger
                  _____________________________________

Title:            COO
                  _____________________________________